Prospectus Supplement No. 24


The Prospectus dated November 14, 1996 (the "Prospectus") relating to the offer for resale of up to $115,000,000 aggregate principal amount of 5.5% Convertible Subordinated Debentures due 2006 of Aames Financial Corporation (the "Company") and 6,160,713 shares of the common stock of the Company, par value $0.001 per share, into which such Debentures are convertible is hereby amended as follows:

The following entity is hereby named as a Selling Security Holder as contemplated on page 33 of the Prospectus:

     SELLING SECURITY HOLDER                 PRINCIPAL AMOUNT OF DEBENTURES
     -----------------------------           ------------------------------

     KA Management Limited                             $228,000
     48 Par-La Ville Road, Suite 464
     Hamilton, HM11, Bermuda

     KA Trading L.P.                                   $302,000
     440 South LaSalle Street, Suite 700
     Chicago, Illinois 60604

          The date of this Prospectus Supplement is August 28, 1997.